UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02      Results of Operations and Financial Conditions.

On October 31, 2016, Samson Oil & Gas Limited (the “Company”) filed its Australian Stock Exchange (ASX) quarterly report for the three months ended September 30, 2016, with the ASX. A copy of the ASX quarterly report is furnished as Exhibit 99.1 hereto.

The information contained in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01      Other Events

Closing of North Stockyard Sale

On October 28, 2016, the Company completed the sale of its North Stockyard project in North Dakota for $15 million. The sale was completed pursuant to a Purchase and Sale Agreement, dated as of June 30, 2016, between the Company and APEG Energy, LP, an affiliate of Angelus Private Equity Group (the “Purchaser”), which agreement was previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2016.

The Company issued a press release on October 30, 2016 announcing the closing of the aforementioned sale. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

ITEM 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	ASX quarterly report of Samson Oil & Gas Limited for the three month period ended September 30, 2016.
99.2	Press release dated October 30, 2016 reporting the closing of the North Stockyard asset sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2016

Samson Oil & Gas Limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer